Delaware Supreme Court Affirms Lower Court's Ruling That SIGA Technologies Breached Its Contractual Obligation To Negotiate In Good Faith

Delaware High Court Confirms Availability of Expectancy Damages

ANNAPOLIS, Md., May 26, 2013 /PRNewswire/ -- PharmAthene, Inc. (NYSE MKT: PIP) today announced that the Delaware Supreme Court upheld the earlier ruling that SIGA breached its contractual obligation to negotiate in good faith.  The Court has remanded the case to the Delaware Court of Chancery for further reconsideration of the damages award, consistent with its opinion.

"We are pleased by this positive decision from the Delaware Supreme Court, which conclusively affirms SIGA's liability for their failure to negotiate the terms of a license agreement with us in good faith," said Eric I. Richman, President and Chief Executive Officer.  "Further, the Court established new Delaware law making expectation damages available in these circumstances. This is a significant legal victory for our Company and an important decision with respect to Delaware law. We look forward to final resolution of the case in front of the Delaware Court of Chancery."

In addition, the Supreme Court also upheld the Delaware Court of Chancery decision entitling PharmAthene to receive reimbursement for a portion of its legal fees and expert witness costs and remanded to the Court of Chancery for further reconsideration of the amount of those fees and costs consistent with its opinion. For more information, a copy of the Supreme Court's opinion, as well as the initial Delaware Chancery Court opinion and final judgment, is available on the Company's website at http://www.pharmathene.com/ under the "Investor Relations" tab.

About PharmAthene

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical threats. PharmAthene's current biodefense portfolio includes the following product candidates:

-   SparVax® - a next generation recombinant protective antigen (rPA) anthrax vaccine

-   Recombinant BChE - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents

-   Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

For more information about PharmAthene, please visit www.PharmAthene.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; "potential"; or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law. Risks and uncertainties include risk associated with our interest in Arestvyr™, the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, as well as risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). As a result of the Delaware Supreme Court's May 24, 2013 decision, it is unclear when and whether the Chancery Court will re-award its prior 50/50 profit remedy or fashion another remedy that may be less favorable to PharmAthene.  Furthermore, there is significant uncertainty regarding the level and timing of sales of Arestvyr™ and when and whether it will be approved by the U.S. FDA and corresponding health agencies around the world. We cannot predict with certainty if or when SIGA will begin recognizing profit on the sale thereof and there can be no assurance that any profits received by SIGA and paid to us will be significant. Further, significant additional non-clinical animal studies, human clinical trials, and manufacturing development work remain to be completed for all of our product candidates. Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

Stacey Jurchison, PharmAthene, Inc., Phone: (410) 269-2610, Stacey.Jurchison@PharmAthene.com